Exhibit 99.1

TONIX PHARMACEUTICALS ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

NEW YORK, March 29, 2017 (GLOBE NEWSWIRE) — Tonix Pharmaceuticals Holding Corp. (TNXP) (“Tonix”), a company that is developing innovative pharmaceutical products to address public health challenges, today announced that it intends to offer shares of its common stock for sale in an underwritten public offering. Tonix intends to use the net proceeds from this offering to support the continued development of TNX-102 SL for the treatment of PTSD, including the HONOR study in military-related PTSD, to further develop other pipeline programs, for working capital and other general corporate purposes, and possibly acquisitions of other companies, products or technologies, though no such acquisitions are currently contemplated. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Aegis Capital Corp. is acting as the sole book-running manager for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-197824) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the preliminary prospectus supplement may be obtained, when available, from Aegis Capital Corp., 810 7th Avenue, 18th Floor, New York, NY 10019 or via telephone at 212-813-1010 or email: prospectus@aegiscap.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that Tonix has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about Tonix and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Tonix Pharmaceuticals Holding Corp.

Tonix is developing innovative pharmaceutical products to address public health challenges. TNX-102 SL is in Phase 3 development and has been granted Breakthrough Therapy designation by the FDA for the treatment of posttraumatic stress disorder (PTSD). PTSD is a serious condition characterized by chronic disability, inadequate treatment options especially for military-related PTSD, and an overall high utilization of healthcare services that contributes to significant economic burdens. The Protectic™ protective eutectic and Angstro-Technology™ formulation are essential elements of the proprietary TNX-102 SL composition for which a Notice of Allowance has been issued by the U.S. Patent and Trademark Office. Other development efforts include TNX-601 (tianeptine oxalate), a clinical candidate at Pre-IND (Investigational New Drug) application stage, designed for daytime use for the treatment of PTSD, and TNX-801, a potential smallpox-preventing vaccine based on a live synthetic version of horsepox virus.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Tonix's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Tonix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in the Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2016, and future periodic reports filed with the SEC on or after the date hereof. All of Tonix's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date hereof.

Corporate Communications Contact:

Contacts

Jessica Smiley

Investor Relations

investor.relations@tonixpharma.com

(212) 980-9155 x185

Edison Advisors (investors)

Tirth Patel

tpatel@edisongroup.com

(646) 653-7035

Russo Partners (media)

Rich Allan

rich.allan@russopartnersllc.com

(646) 942-5588